Exhibit 99.1
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



COUNTRYWIDE HOME LOANS, INC.


                              OFFICERS' CERTIFICATE
                     ANNUAL STATEMENT OF THE MASTER SERVICER


                                   CWABS, INC.
                   CWABS MASTER TRUST, SERIES 2002-E SUBTRUST,
          REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2002-E


     The undersigned do hereby certify that they are each an officer of Countrywide Home Loans, Inc. (the "Master Servicer"), and do hereby further certify pursuant to Section 3.09 of the Sale and Servicing Agreement for the above-captioned Series (the "Agreement") that:

     (i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

     (ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/Joseph M. Candelario                         Dated: March 27, 2003

JOSEPH M. CANDELARIO
FIRST VICE PRESIDENT
AND COMPLIANCE OFFICER


/s/ Mark Wong                                   Dated: March 27, 2003

MARK WONG
SENIOR VICE PRESIDENT


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